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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of LaserMaster Technologies, Inc. on Form S-8 of our reports dated August 9, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of LaserMaster Technologies, Inc. for the year ended June 30, 1995.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota